As filed with the Securities and Exchange Commission on April 25, 2005

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule14a-12

Citigroup Investments Corporate Loan Fund Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

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CITIGROUP INVESTMENTS CORPORATE LOAN FUND INC.

Your Vote is Important

April 25, 2005

Dear Shareholder:

The Board of Directors (the “Board”) of Citigroup Investments Corporate Loan Fund Inc. (the “Fund”) is asking you to consider a proposal to approve a new sub-investment advisory agreement among Smith Barney Fund Management LLC, the Fund’s investment manager (“SBFM”), the Fund and Citigroup Alternative Investments LLC (“CAI”).

You are being asked to approve a new sub-investment advisory agreement because Travelers Asset Management International Company, the Fund’s current sub-investment adviser, is being sold to MetLife, Inc. as part of a larger transaction.

While you are, of course, invited to attend the special meeting of shareholders to consider the approval of this proposal, most shareholders cast their vote by filling out and signing the enclosed proxy card.

In your consideration of the proposal, please note that:

•	there will be no change in the sub-investment advisory services currently provided to the Fund under the proposed new sub-investment advisory agreement

•	the fee paid by SBFM to the sub-investment adviser will remain the same as under the current sub-investment advisory agreement

•	there will be no change in the fees paid by shareholders as a result of approval of the proposed new sub-investment advisory agreement

•	the Fund’s portfolio manager and his portfolio management team will continue to manage the Fund’s investments under the proposed new sub-investment advisory agreement, as they are also employees of CAI

THE BOARD BELIEVES THAT THE PROPOSAL IS IMPORTANT AND RECOMMENDS THAT YOU READ THE ENCLOSED MATERIALS CAREFULLY AND THEN VOTE FOR THE PROPOSAL.

Detailed information about the proposal may be found in the attached Proxy Statement. You are entitled to vote at the special meeting and any adjournments thereof if you owned shares of the Fund at the close of business on April 18, 2005. If you attend the special meeting, you may vote your shares in person. If you do not expect to attend the special meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage paid envelope.

Please read the full text of the Proxy Statement before you vote.

Your vote is important to us. We appreciate the time and attention I am sure you will give this matter.

Please call our Investor Relations Group at 888-735-6507 for more information or if you have any questions.

IT IS IMPORTANT THAT YOUR VOTING INSTRUCTIONS BE RECEIVED PROMPTLY.

Respectfully,

R. Jay Gerken

Chairman, President and Chief Executive Officer

CITIGROUP INVESTMENTS CORPORATE LOAN FUND INC.

125 BROAD STREET

NEW YORK, NEW YORK 10004

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting of Shareholders of CITIGROUP INVESTMENTS CORPORATE LOAN FUND INC. (the “Fund”) will be held at 399 Park Avenue, New York, New York, 4th Floor, Conference Room B, on May 31, 2005, at 4:00 p.m., New York time, for the following purpose:

1.	To approve a new sub-investment advisory agreement among Smith Barney Fund Management, LLC (the Fund’s investment manager), the Fund and Citigroup Alternative Investments LLC (the proposed new sub-investment adviser for the Fund) (Proposal No. 1).

The appointed proxies will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Holders of record of shares of the Fund at the close of business on April 18, 2005 are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

Robert I. Frenkel

Secretary

New York, New York

April 25, 2005

Shareholders who do not expect to attend the special meeting are requested to complete, sign, date and return the proxy card in the enclosed envelope, which needs no postage if mailed in the continental United States, or, for shares held in a brokerage account, vote their shares by telephone or through the Internet. Instructions for the proper execution of proxy cards are set forth on the following page. It is important that proxies be returned promptly.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodian or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Executor

CITIGROUP INVESTMENTS CORPORATE LOAN FUND INC.

125 BROAD STREET

NEW YORK, NEW YORK 10004

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2005

This proxy statement and accompanying proxy card (“proxy”) are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Citigroup Investments Corporate Loan Fund Inc. (the “Fund”), for use at the Special Meeting of Shareholders of the Fund to be held at 399 Park Avenue, New York, New York, 4th floor, Conference Room B, on May 31, 2005 at 4:00 p.m., New York time, and at any adjournments thereof (the “Meeting”), for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”). The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting.

As explained later in this proxy statement under Proposal No. 1, shareholders are being asked to approve a new sub-investment advisory agreement on behalf of the Fund between Smith Barney Fund Management, LLC (“SBFM”), the Fund’s manager, and Citigroup Alternative Investments LLC because Travelers Asset Management International Company LLC, the Fund’s current sub-investment adviser, is being sold to MetLife, Inc. as part of a larger transaction.

All costs of solicitation, including (a) preparing, printing and mailing this proxy statement, (b) the reimbursement of brokerage firms or other record holders for their expenses in forwarding solicitation materials to beneficial owners of shares of the Fund and (c) supplementary solicitations to solicit proxies will be borne by Citigroup Inc. or its affiliates. Proxy solicitations will be made primarily by mail. In addition, certain officers, directors and employees of the Fund; Citigroup Global Markets Inc. (“Citigroup Global Markets” or “CGM”); SBFM, which is an affiliate of Citigroup Global Markets; and/or PFPC Inc. (“PFPC”), the Fund’s transfer agent, may solicit proxies in person or by telephone or mail. Citigroup Global Markets and SBFM are located at 388 Greenwich Street, New York, New York 10013 and 399 Park Avenue, New York, New York 10022, respectively; PFPC is located at P.O. Box 8030, Boston, Massachusetts 02266.

The Annual Report of the Fund, including audited financial statements for the fiscal year ended September 30, 2004, has previously been furnished to all shareholders of the Fund. The Fund will provide free of charge additional copies of the Annual Report to any shareholder upon request by calling the Fund at 1-888-735-6507 or by writing to the Fund, c/o Citigroup Asset Management, 125 Broad Street, New York, New York 10004.

This proxy statement, along with the Notice and the proxy, are first being mailed to shareholders on or about April 26, 2005.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted “FOR” Proposal No. 1 and in accordance with the judgment of the persons appointed as proxies with respect to any other matter that may properly come before the Meeting. Proposal No. 1 requires the affirmative vote of a ‘majority of the outstanding shares’ of the Fund, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), which means (as of the Record Date) (as defined below) the lesser of (a) 67% or more of the shares of the Fund present at the Meeting, if the holders of 50% or more of the outstanding shares of the Fund are present at the Meeting in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. A quorum consists of the presence (in person or by proxy) of the holders of a majority of the outstanding shares of the Fund entitled to notice of, and to vote at, the Meeting. Abstentions and broker “non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which such broker or nominee does not have discretionary power) will be treated as shares that are present for purposes of determining the presence of a quorum for transacting business at the Meeting, but which have not been voted. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal No. 1, for which the required vote is a specified percentage of the outstanding shares of the Fund. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the Fund’s address indicated above prior to the Meeting or by voting in person at the Meeting. Merely attending the Meeting without voting, however, will not revoke any previously submitted proxy.

The Board knows of no business other than that specifically mentioned in the Notice that will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment to the extent permissible under applicable law.

The Board has fixed the close of business on April 18, 2005 as the record date (the “Record Date”) for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting. Shareholders of the Fund as of the Record Date will be entitled to one vote on each matter for each share held and a fractional vote with respect to fractional shares, with no cumulative voting rights. As of the Record Date, the Fund had outstanding 9,892,850.186 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of which 9,858,036 shares (or

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99.66%) were held but not beneficially owned by Cede & Co., P.O. Box 20, Bowling Green Station, New York, NY 10004. As of the Record Date, the Fund had outstanding 1,700 shares of Series A and 1,700 shares of Series B Preferred Stock, par value $0.001 per share (collectively, the “Preferred Stock”) of which 3,400 shares (100%) were held but not beneficially owned by Cede & Co. As of the Record Date, no person (including any “group” as that term is used in Section 13(d) of the Securities Exchange Act of 1934) other than St. Paul Travelers Companies Inc., to the knowledge of the Fund, owned beneficially 5% or more of the outstanding shares of any class of the Fund. As of the Record Date, the officers and Board members of the Fund as a group beneficially owned less than 1% of the outstanding shares of any class of the Fund.

In the event that a quorum is not present, or if sufficient votes in favor of Proposal 1 or any other proposal as may properly come before the Meeting are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any such proposals. In determining whether to adjourn the Meeting, the following factors, among others, may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote in favor of such proposals and will vote against such adjournment those shares which they are entitled to vote against such proposals.

OWNERS OF FIVE PERCENT OR MORE OF THE OUTSTANDING SHARES OF THE FUND

The following table shows, as of April 18, 2005, the beneficial owners of 5% or more of each class of the outstanding shares of the Fund. This information is based on reports (Schedules 13 D and G) filed with the Securities and Exchange Commission (“SEC”) by the firm listed in the table below as well as information as to beneficial ownership reported to the Fund on behalf of the holder.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent* of Class
Common Stock	St. Paul Travelers Companies Inc. 385 Washington Street Saint Paul, MN 55102	1,058,400	10.69%

*	Based upon 9,892,850.186 shares outstanding as of April 18, 2005.

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As of the Record Date, to the knowledge of the Fund, no securities issued by Citigroup Global Market’s ultimate parent corporation, Citigroup Inc. (“Citigroup”), were held by Board members who are not “interested persons” (as that term is used in the 1940 Act) of the Fund (“Independent Directors”).

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PROPOSAL NO. 1

APPROVAL OF A SUB-INVESTMENT ADVISORY AGREEMENT FOR THE FUND BETWEEN SMITH BARNEY FUND MANAGEMENT, LLC AND CITIGROUP ALTERNATIVE INVESTMENTS LLC

Background. Citigroup has entered into an agreement to sell certain of its life insurance, insurance and annuity businesses to MetLife, Inc. (“MetLife”) (the “Transaction”). As part of the Transaction, Travelers Asset Management International Company LLC (“TAMIC”), the sub-investment adviser to the Fund and an indirect wholly owned subsidiary of Citigroup, will become an indirect wholly owned subsidiary of MetLife. TAMIC currently serves as sub-investment adviser to the Fund pursuant to a sub-investment advisory agreement between TAMIC, the Fund and SBFM (the “Current Sub-Investment Advisory Agreement”). However, the Transaction does not include the transfer to MetLife of the Current Sub-Investment Advisory Agreement. It has also been recognized that the team employed by TAMIC to provide portfolio management services to the Fund would accept positions at Citigroup Alternative Investments LLC (“CAI”) and not with TAMIC after the Transaction. Consequently, after the Transaction it is intended that TAMIC will no longer serve as the Fund’s sub-investment adviser. In order that the Fund continue to receive the type and quality of portfolio management services it has received in the past, it is proposed that the services currently provided by TAMIC to the Fund be rendered by CAI commencing at the time of the closing of the Transaction. Although this transfer will not involve any change in the current portfolio management team providing services to the Fund pursuant to the Current Sub-Investment Advisory Agreement, the directors and principal officers of TAMIC and CAI are different and, therefore, the transfer of portfolio management responsibilities as sub-investment adviser from TAMIC to CAI may be deemed to constitute an “assignment” of the Current Sub-Investment Advisory Agreement under the 1940 Act. Under the 1940 Act, an assignment of an advisory contract of an investment company will terminate the contract. Therefore, the Board of Directors of the Fund is soliciting shareholders to approve a new Sub-Investment Advisory Agreement (the “New Sub-Investment Advisory Agreement”) among SBFM, the Fund and CAI. Shareholders are not being asked to approve the Transaction, only the New Sub-Investment Advisory Agreement.

The New Sub-Investment Advisory Agreement contains identical provisions as, and does not differ from, the Current Sub-Investment Advisory Agreement pursuant to which services are provided to the Fund, except for the identity of the sub-investment adviser and except for the dates of execution, effectiveness and initial term. No increase in the fees paid by shareholders is being proposed. The portfolio management team will remain the same and the sub-investment advisory services provided to the Fund will not change.

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Current Sub-Investment Advisory Agreement. SBFM serves as the Fund’s investment manager and administrator pursuant to an investment management agreement, dated as of November 19, 1998, between the Fund and SBFM (the “Investment Management Agreement”). Pursuant to the Investment Management Agreement, SBFM is authorized to delegate some or all of its duties and obligations as investment manager under the Investment Management Agreement to third parties. Subject to the general supervision and direction of SBFM and the Fund’s Board of Directors, SBFM retained TAMIC as sub-investment adviser to the Fund pursuant to a sub-investment advisory agreement, dated as of November 19, 1998. Pursuant to the Current Sub-Investment Advisory Agreement, and subject to the supervision of SBFM and the Board, TAMIC (a) manages the Fund’s portfolio in accordance with the Fund’s investment objective and policies; (b) assists in supervising all aspects of the Fund’s operations; (c) makes investment decisions for the Fund; (d) places purchase and sale orders for portfolio transactions for the Fund; and (e) employs professional portfolio managers and securities analysts who provide research services to the Fund. In providing these services, TAMIC conducts a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund’s assets. For TAMIC’s services under the Current Sub-Investment Advisory Agreement, SBFM (and not the Fund) pays TAMIC an annual fee of 0.50% of the value of the Fund’s average daily net assets. For purposes of calculating the sub-investment advisory fee, the liquidation value of any preferred stock of the Fund is not deducted in determining the Fund’s average daily net assets. Glenn Marchak currently serves as portfolio manager of the Fund and, as explained below under “New Sub-Investment Advisory Agreement,” will continue to serve as portfolio manager if the New Sub-Investment Advisory Agreement is approved by shareholders. The Current Sub-Investment Advisory Agreement was most recently approved by the initial shareholder of the Fund on October 19, 1998 (in connection with the Fund’s organization) and by the Board of Directors (including a majority of the Independent Directors) on August 12, 2004. For the fiscal year ended September 30, 2004, SBFM paid TAMIC $1,139,883 for its services under the Current Sub-Investment Advisory Agreement.

New Sub-Investment Advisory Agreement. The New Sub-Investment Advisory Agreement contains identical provisions as, and does not differ from, the Current Sub-Investment Advisory Agreement pursuant to which services are provided to the Fund, except for the identity of the sub-investment advisor and the dates of execution, effectiveness and initial term. The form of the New Sub-Investment Advisory Agreement is attached to this Proxy Statement as Exhibit A. The discussion of the New Sub-Investment Advisory Agreement in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

The sub-investment advisory fee rate proposed to be paid by SBFM to CAI under the New Sub-Investment Advisory Agreement is the same as that currently

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paid to TAMIC under the Current Sub-Investment Advisory Agreement. This fee is paid by SBFM and not by the Fund.

Currently, TAMIC’s day-to-day responsibilities as sub-investment advisor are performed by Glenn Marchak and his portfolio management team. Although Mr. Marchak and his team currently provide their portfolio management duties for the Fund through TAMIC, they also serve as portfolio managers for other investment companies and accounts through CAI. If shareholders approve the New Sub-Investment Advisory Agreement, Mr. Marchak and his portfolio management team will continue to provide services to the Fund, but through CAI instead of through TAMIC. In this capacity, Mr. Marchak will report to CAI’s Chief Investment Officer. As with the Current Sub-Investment Advisory Agreement, the provision of services under the New Sub-Investment Advisory Agreement will be subject to the supervision and direction of SBFM and the Board.

If approved, the New Sub-Investment Advisory Agreement will remain in effect for an initial term of one year and three months from the date of the closing of the Transaction (unless sooner terminated), and, like the Current Sub-Investment Advisory Agreement, will remain in effect from year to year thereafter if approved annually (1) by the Board of Directors or by the vote of a ‘majority of the outstanding voting securities’ (as defined in the 1940 Act; see ‘Required Shareholder Vote’ below) of the Fund and (2) by a majority of the Independent Directors of the Board who are not parties to such agreement, cast in person at a meeting called for such purpose. As with the Current Sub-Investment Advisory Agreement, the New Sub-Investment Advisory Agreement will be terminable by the Fund on 60 days’ notice to the sub-investment adviser.

Citigroup Alternative Investments LLC. Citigroup Alternative Investments LLC, a Delaware limited liability company, is a wholly owned subsidiary of Citigroup Investments Inc., which is a wholly owned subsidiary of Citigroup Inc. (“Citigroup”). CAI provides advisory services to private investment companies (such as funds of hedge funds, funds of private equity funds, real estate securities funds, real estate funds, structured alternative investment funds and bank loan funds); institutional investors; registered investment companies; pension plans; state and municipal government entities; and high net worth individuals. CAI is part of the Citigroup Alternative Investments business unit of Citigroup that sponsors alternative investment products, including funds that invest in bank loan assets and are managed through several legal entities, including CAI. As of February 28, 2005, the Citigroup Alternative Investments business unit had approximately $89 billion in assets under management. CAI is also registered as an investment adviser under the Investment Advisers Act of 1940, as amended. CAI’s business address is 399 Park Avenue, New York, New York 10043.

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Exhibit B to this Proxy Statement sets forth (a) the name, address and principal occupation of the principal executive officer and each member of the board of managers of CAI, (b) the name of each officer and director of the Fund who is an officer, employee, or director of CAI and (c) the registered investment company advised by CAI and having a similar investment objective to the Fund, including the size of such investment company and CAI’s advisory fee rate.

SBFM. As explained above, SBFM serves as investment manager and administrator to the Fund pursuant to the Investment Management Agreement. The Fund pays SBFM a fee for its investment advisory and administration services calculated at an annual rate of 1.05% of the Fund’s average daily net assets. For purposes of calculating the fee under the Investment Management Agreement, the liquidation value of any preferred stock is not deducted in determining the Fund’s average daily net assets. For the fiscal year ended September 30, 2004, the Fund paid SBFM $2,393,755 for its services under the Investment Management Agreement. The Investment Management Agreement was last approved by the initial shareholder of the Fund on October 19, 1998 (in connection with the Fund’s organization) and by the Board of Directors (including a majority of the Independent Directors) on August 12, 2004. Exhibit C to this Proxy Statement sets forth (a) the name, address and principal occupation of the principal executive officer and each director of SBFM and (b) the name of each officer and director of the Fund who is an officer, employee or director of SBFM. SBFM, like CAI, is an indirect wholly owned subsidiary of Citigroup. Citigroup businesses offer a broad range of financial services and asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and trading and use diverse channels to make them available to consumer and corporate customers around the world. As of December 31, 2004, SBFM had a total of approximately $114 billion in assets under management.

Recommendation of the Board. At a meeting held on April 6, 2005, the Board of Directors discussed the proposed New Sub-Investment Advisory Agreement and the Transaction in general. In connection with their review of the New Sub-Investment Advisory Agreement, the Board of Directors received information about CAI and recent Fund performance information from SBFM in advance of the meeting.

In considering whether to approve the appointment of CAI as sub-investment adviser and the proposed New Sub-Investment Advisory Agreement and to recommend approval of the New Sub-Investment Advisory Agreement to the shareholders of the Fund, the Board recognized that, when it most recently approved the continuation of the Investment Management Agreement and the Current Sub-Investment Advisory Agreement, it had reviewed the nature and extent of the services provided by SBFM and TAMIC and the quality of those services over the previous year and earlier periods. The Board reviewed the

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personnel at TAMIC, primarily Glenn Marchak, the senior portfolio manager, responsible for providing services to the Fund and noted that these personnel were also employed by CAI and, therefore, would continue to perform the same functions as currently if the New Sub-Investment Advisory Agreement were approved and that the sub-investment advisory services proposed to be provided by CAI were the same as the sub-investment advisory services currently provided by TAMIC. The Board also reviewed the form of the New Sub-Investment Advisory Agreement and noted that the fee to be paid by SBFM to the sub-investment adviser would not change under the new agreement. The Board concluded that the nature, extent and expected quality of the services to be provided by CAI were reasonable and appropriate in relation to the Fund’s investment objective and strategies.

The Board considered the Fund’s recent performance as of January 20, 2005, supplemented with certain additional performance information as of April 1, 2005 and also considered that, when it most recently approved the continuation of the Investment Management Agreement and the Current Sub-Investment Advisory Agreement, it had received information from SBFM on the Fund’s performance and had reviewed the Fund’s performance compared to its benchmark index and compared to funds thought by Lipper, Inc., an independent source for information with respect to investment companies, generally to be comparable to the Fund. The Board, in evaluating this past performance specifically determined it was relevant because the Fund’s portfolio management team would not change if shareholders approved the New Sub-Investment Advisory Agreement. The Board noted that over the long term the Fund had generally performed satisfactorily in comparison with funds in its comparison group and its benchmark index. The Board was satisfied with the Fund’s overall performance.

The Board did not receive profitability information concerning either TAMIC or CAI, but the Board concluded that, in light of the fact that the change was to the sub-investment adviser to the Fund, TAMIC’s and CAI’s profitability was not relevant to its analysis. The Board also considered that the fee to be paid to CAI would not change from the fee currently paid to TAMIC. The Board concluded that the fee to be paid to CAI was reasonable in light of comparative performance and sub-investment advisory fee information, based on the information the Board had reviewed when it last approved the Current Sub-Investment Advisory Agreement. The Board also noted that it was not anticipated that CAI would realize any material indirect benefits from its relationship with the Fund as a result of approval of the New Sub-Investment Advisory Agreement.

The Board noted that the Fund, as a closed-end investment company, was not expected to increase materially in size and that the Fund’s sub-investment advisory

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fee schedule did not decline as assets increased beyond a certain level (commonly known as a “breakpoint”); thus, there would not be benefits from economies of scale due to breakpoints.

The Board noted that the initial term of the New Sub-Investment Advisory Agreement would not expire until 2006 but also noted that they would be provided with complete performance fee and expense ratio information at their August 2005 meeting to consider approval of the Investment Management Agreement, thus giving them the opportunity to reconsider the New Sub-Investment Advisory Agreement if warranted at that time.

The Board also considered that:

•	the New Sub-Investment Advisory Agreement would differ from the Current Investment Sub-Advisory Agreement only with respect to the name of the sub-investment adviser and the dates of execution, effectiveness and initial term

•	there would be no change in the fees paid by shareholders as a result of approval of the proposed New Sub-Investment Advisory Agreement

•	Glenn Marchak and his portfolio management team would continue to manage the Fund’s investments under the New Sub-Investment Advisory Agreement, as they are also employees of CAI

•	in his role as portfolio manager under the New Sub-Investment Advisory Agreement, Glenn Marchak would be subject to the oversight of CAI’s Chief Investment Officer

•	the expenses of the proxy solicitation would be borne by Citigroup Inc. or its affiliates, and not the Fund

In addition, on April 19, 2005 the Board met to receive a report from the Fund’s chief compliance officer on the compliance policies and procedures that CAI had instituted in preparation for its proposed role as sub-investment adviser for the Fund. Certain portions of these compliance policies and procedures were initially discussed at the Board’s April 6 meeting.

The Board also considered other alternatives to approving the New Sub-Investment Advisory Agreement, including the possibility of not hiring a subadviser and having the Fund directly advised by SBFM, managing the Fund internally or exploring hiring a different subadviser.

Based on the factors discussed above, and others, the Board of Directors determined that the New Sub-Investment Advisory Agreement is fair and reasonable and in the best interest of the Fund. Based on all of the foregoing, the Board of Directors, including the Independent Directors, voted to approve the New

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Sub-Investment Advisory Agreement and to recommend it to the shareholders for their approval.

Therefore, after careful consideration, the Board of Directors of the Fund, including the Independent Directors, recommends that the shareholders of the Fund vote FOR the approval of the New Sub-Investment Advisory Agreement as set forth in Proposal 1.

If the New Sub-Investment Advisory Agreement is approved by shareholders, it will remain in effect as described above. If the New Sub-Investment Advisory Agreement is not approved by shareholders, the Board of Directors will consider what other action, if any, is appropriate based upon the interests of the shareholders, including consideration of an alternative sub-investment advisor.

Other Information. No commissions were paid to Citigroup Global Markets or any other affiliated broker-dealer by the Fund during the fiscal year ended September 30, 2004.

REQUIRED SHAREHOLDER VOTE

The vote of a ‘majority of the outstanding shares’ of the Fund, as such term is defined in the 1940 Act, is required to approve Proposal No. 1, i.e., the lesser of (a) 67% or more of the shares of the Fund present at the Meeting, if the holders of 50% or more of the outstanding shares of the Fund are present at the Meeting in person or by proxy or (b) more than 50% of the outstanding shares of the Fund.

THE BOARD OF DIRECTORS OF THE FUND, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 1

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2006 Annual Meeting of the Shareholders of the Fund must be received by September 1, 2005 to be included in the proxy statement and the form of proxy relating to that meeting, as the Fund expects that the 2006 Annual Meeting will be held in January of 2006. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any shareholder who desires to submit a proposal at the 2006 Annual Meeting of Shareholders without including such proposal in the Fund’s proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to Citigroup Investments Corporate Loan Fund,

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125 Broad Street, New York, New York 10004) during the period from November 1, 2005 to December 1, 2005. However, if the 2006 Annual Meeting of Shareholders is held earlier than December 30, 2005 or later than March 30, 2006, such written notice must be delivered to the Secretary of the Fund during the period from 90 days before the date of the 2006 Annual Meeting to the later of 60 days prior to the date of the 2006 Annual Meeting or 10 days following the public announcement of the date of the 2006 Annual Meeting. Shareholder proposals are subject to certain regulations under the federal securities laws.

The persons named as proxies for the Annual Meeting of Shareholders for 2006 will have discretionary authority to vote on any matter presented by a shareholder for action at that meeting unless the Fund receives notice of the matter by November 14, 2005, in which case these persons will not have discretionary voting authority except as provided in the SEC’s rules governing shareholder proposals.

AUDIT COMMITTEE

The Fund’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Citigroup Chief Compliance Officer (“CCO”). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to the Fund’s Audit Committee Chair. Complaints may be submitted on an anonymous basis.

The CCO may be contacted at:

Citigroup Asset Management

Compliance Department

399 Park Avenue, 4th Floor

New York, NY 10022

Complaints may also be submitted by telephone at 800-742-5274. Complaints submitted through this number will be received by the CCO.

The Fund’s Audit Committee Chair may be contacted at:

Citigroup Investments Corporate Loan Fund Inc.

Audit Committee Chair

Robert A. Frankel

1961 Deergrass Way

Carlsbad, CA 92009

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A shareholder who wishes to send any other communications to the Board should deliver such communications to the Secretary of the Fund, Robert I. Frenkel, 300 First Stamford Place, 4th Floor, Stamford, CT 06902. The Secretary is responsible for determining, in consultation with other officers of the Fund, counsel, and other advisers as appropriate, which shareholder communications will be relayed to the Board.

OTHER MATTERS

The Manager knows of no other matters which are to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

All proxies received will be voted “for” Proposal 1 unless otherwise directed therein.

By Order of the Board of Directors,

Robert I. Frenkel

Secretary

April 25, 2005

It is important that proxies be returned promptly. Shareholders who do not expect to attend the Meeting are therefore urged to complete and sign, date and return the proxy as soon as possible in the enclosed postage-paid envelope.

13

EXHIBIT A

FORM OF SUB-INVESTMENT ADVISORY AGREEMENT

CITIGROUP INVESTMENTS CORPORATE LOAN FUND INC.

                ,      2005

Dear Sirs:

Citigroup Investments Corporate Loan Fund Inc., a Maryland corporation (the “Fund”), and Smith Barney Fund Management LLC, a Delaware limited liability company (the “Adviser”), each confirms its agreement with Citigroup Alternative Investments LLC, a Delaware limited liability company (the “Sub-Adviser”), as follows:

1.    Investment Description; Appointment

The Fund desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in: (i) its Articles of Incorporation as amended from time to time; (ii) the Fund’s Prospectus (the “Prospectus”); and (iii) the Fund’s Statement of Additional Information, if any (the “Statement”) filed with the Securities and Exchange Commission (the “SEC”) as part of the Fund’s Registration Statement on Form N-2, as amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund (the “Board”). Copies of the Fund’s Prospectus and the Statement and the Articles of Incorporation have been or will be submitted to the Sub-Adviser. The Fund employs the Adviser as the investment adviser for the Fund and the Fund and the Adviser desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Fund. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

2.    Services as Sub-Investment Adviser

Subject to the supervision and direction of the Board and the Adviser, the Sub-Adviser will: (a) manage the Fund’s portfolio in accordance with the Fund’s investment objective(s) and policies as stated in the Articles of Incorporation, the Prospectus and the Statement; (b) assist in supervising all aspects of the Fund’s operations; (c) make investment decisions for the Fund; (d) place purchase and sale orders for portfolio transactions for the Fund; and (e) employ professional portfolio managers and securities analysts who provide research services to the Fund. In providing those services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund’s assets.

3.    Compensation

In consideration of the services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser, on the first business day of each month, a fee for the previous month at an annual rate of 0.50% of the Fund’s average daily net assets. The Sub-Adviser shall have no right to obtain compensation directly from the Fund for services provided hereunder and agrees to look solely to the Adviser for payment of fees due. The fee for the period from the date the Fund commences its investment operations to the end of the month during which the Fund commences its investment operations shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of that month shall be pro-rated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Fund’s net assets shall be computed at the times and in the manner specified in the Fund’s Prospectus and/or the Statement, as from time to time in effect.

4.    Expenses

The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear all other expenses to be incurred in its operation, including, but not limited to, investment advisory and administration fees payable under the Fund’s Investment Advisory Agreement with the Adviser; taxes, interest, brokerage fees and commissions, if any; fees of the Board members of the Fund who are not officers, directors or employees of Salomon Smith Barney Inc., or any of its affiliates; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund’s and its Board members’ proportionate share of insurance premiums, professional association dues and/or assessments; outside auditing and legal expenses; costs of maintaining the Fund’s existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing Prospectuses and Statements for regulatory purposes and, for distribution to existing shareholders; costs of shareholders reports and meetings of the officers or Board and any extraordinary expenses.

5.    Brokerage

In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

6.    Information Provided to the Fund

The Sub-Adviser will keep the Adviser and the Fund informed of developments materially affecting the Fund and will, on its own initiative, furnish the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser has adopted, and will maintain, a Code of Ethics in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and will provide a copy of such Code of Ethics to the Fund, including any amended versions thereof.

7.    Standard of Care

The Sub-Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 5 and 6 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Fund or to the Fund’s shareholders to which the Sub-Adviser would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties under this Agreement.

8.    Services to Other Companies or Accounts

The Fund understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, as well as to other investment companies; and the Fund has no objection to the Sub-Adviser so acting, provided that whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Fund understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser’s duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

9.    Term of Agreement

This Agreement shall become effective as of             , 2005 and continue for an initial term ending on August 30, 2006 and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board members who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person or by proxy at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days’ written notice, by the Board or by vote of holders of a majority of the Fund’s shares, or upon 90 days’ written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning the enclosed copy of this Agreement to us.

Very truly yours, Citigroup Investments Corporate Loan Fund Inc.

By:
Title:

Smith Barney Fund Management LLC

By:
Title:

Accepted: Citigroup Alternative Investments LLC

By:
Title:

EXHIBIT B

The table below sets forth the principal occupation of the principal executive officer and each member of the board of managers of CAI. Each person’s address is 399 Park Avenue, New York, New York 10022.

PRINCIPAL OCCUPATIONS OF EACH MEMBER OF THE BOARD OF MANAGERS AND THE PRINCIPAL EXECUTIVE OFFICER OF CAI
NAME	PRINCIPAL OCCUPATION
Michael Carpenter	Chief Executive Officer of CAI
Michael Neborak	Chief Financial Officer and Treasurer of CAI
Millie Kim	Chief Legal Officer of CAI
Robert Case	Chief Administrative Officer of CAI

DIRECTORS AND OFFICERS OF THE FUND WHO ARE ALSO DIRECTORS OR OFFICERS OF CAI
NAME	POSITION WITH THE FUND	POSITION WITH CAI
Glenn Marchak	Vice President and Investment Officer	Managing Director
John Krob	Investment Officer	Managing Director
Daniel Slotkin	Investment Officer	Director

FUNDS ADVISED BY CAI WITH INVESTMENT OBJECTIVES SIMILAR TO THE FUND
NAME OF FUND	AMOUNT OF ASSETS (AS OF FEBRUARY 28, 2005)	CONTRACTUAL ADVISORY FEE RATE (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (Series M and Series G)	Series M: $79,604,335.57 Series G: $213,156,468.36	Series M: 2.00% Series G: 2.25% In addition, CAI is paid an 0.30% administrative fee.

B-1

EXHIBIT C

The table below sets forth the principal occupation of the principal executive officer and each director of SBFM. Each person’s address is 399 Park Avenue, New York, New York 10022.

PRINCIPAL OCCUPATIONS OF EACH DIRECTOR AND PRINCIPAL EXECUTIVE OFFICER OF SBFM
NAME	PRINCIPAL OCCUPATION
R. Jay Gerken	Chairman, President and Chief Executive Officer
Robert P. Wallace	Director
William A. Arnold	Chief Financial Officer
Andrew T. Beagley	Chief Compliance Officer
Robert B. Shepler	Director
Thomas C. Mandia	Secretary
Harry D. Cohen	Chief Investment Officer

DIRECTORS AND OFFICERS OF THE FUND WHO ARE ALSO DIRECTORS OR OFFICERS OF SBFM
NAME	POSITION WITH THE FUND	POSITION WITH SBFM
R. Jay Gerken	Chairman, President and Chief Executive Officer	Chairman, President and Chief Executive Officer
Andrew T. Beagley	Chief Compliance Officer	Chief Compliance Officer

C-1

FORM OF PROXY CARD

VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS

Ú Please fold and detach card at perforation before mailing Ú

CITIGROUP INVESTMENTS CORPORATE LOAN FUND INC.

MEETING: May 31, 2005 at 4:00 P.M.	PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Citigroup Investments Corporate Loan Fund Inc. (the “Fund”) hereby appoints R. Jay Gerken, Robert Nelson and Robert I. Frenkel attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund (the “Special Meeting”) to be held at 399 Park Avenue, New York, 4th Floor, Conference Room B on May 31, 2005 at 4:00 p.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated April 25, 2005 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

PLEASE SIGN, DATE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE

Date:                     , 2005

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature(s) Title(s), if applicable

Ú Please fold and detach card at perforation before mailing Ú

Please indicate your vote by an “X” in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

	FOR	AGAINST	ABSTAIN

1 To approve a new sub-investment advisory agreement among Smith Barney Fund Management LLC, Citigroup Investments Corporate Loan Fund and Citigroup Alternative Investments LLC.	☐	☐	☐

The appointed proxies will vote in their discretion on any other business which may properly come before the Special Meeting or any adjournment thereof.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.